EXHIBIT 3.86
CERTIFICATE OF INCORPORATION
OF
RHCI SAN ANTONIO, INC.
1. The name of the corporation is:
RHCI San Antonio, Inc.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4. The total number of shares of stock which the corporation shall have the authority to issue is One Thousand (1,000) and all of such shares shall be without par value.
5. The board of directors is authorized to make, alter, or repeal the bylaws of the corporation. Election of directors need not be by written ballot.
6. The name and mailing address of the incorporator is:
Vivian B. Crane
McGlinchey Law Firm
643 Magazine Street
New Orleans, Louisiana 70130
          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of August, 1991.

/s/ Vivian B. Crane
Vivian B. Crane

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
RHCI SAN ANTONIO, INC.
     RHCI San Antonio, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     1. The name of the corporation is RHCI San Antonio, Inc.
     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first Article thereof and by substituting in lieu of said Article the following:
“FIRST: The name of the corporation (hereinafter called
the “Corporation”) is Mission Vista Behavioral Health
Services, Inc.”
     3. This amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     4. This Certificate of Amendment to the Certificate of Incorporation of the Corporation shall be effective on March 31, 2006.
     Dated this 15th day of March, 2006.

RHCI SAN ANTONIO, INC.
/s/ Christopher L. Howard
Christopher L. Howard
Vice President